UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

November 23, 2021

In the Matter of

Instadose Pharma Corp.,

ORDER OF SUSPENSION OF

TRADING

File No. 500-1

It appears to the Securities and Exchange Commission that the public interest and the protection of investors require a suspension in the trading of the securities of Instadose Pharma

Corp. (“Instadose Pharma”) (CIK No. 0001697587), a Nevada corporation whose principal place of business is listed as Chesapeake, Virginia, because of questions and concerns regarding the adequacy and accuracy of information about Instadose Pharma in the marketplace, including:

(1) significant increases in the stock price and share volume unsupported by the company’s assets and financial information; (2) trading that may be associated with individuals related to a control person of Instadose Pharma; and (3) the operations of Instadose Pharma’s Canadian affiliate.  As of November 19, 2021, the common stock of Instadose Pharma was quoted and traded on OTC Link whose parent company is OTC Markets Group Inc., under the symbol

INSD, had seven market makers, and was eligible for the “piggyback” exception of Rule 15c2-

11(f)(3) of the Securities Exchange Act of 1934 (“Exchange Act”).

The Commission is of the opinion that the public interest and the protection of investors require a suspension of trading in the securities of the above-listed company.

THEREFORE, IT IS ORDERED, pursuant to Section 12(k) of the Exchange Act, that trading in the securities of the above-listed Company is suspended for the period from 9:30 a.m.

EST on November 24, 2021, through 11:59 p.m. EST on December 8, 2021.

By the Commission.

Vanessa A. Countryman

Secretary

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